UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2021

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common units representing Limited Partner Interests	NGL	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PB	New York Stock Exchange
Fixed-to-floating rate cumulative redeemable perpetual preferred units	NGL-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02.     Results of Operations and Financial Condition.

On January 21, 2021, in connection with the Notes Offering (as defined below), NGL Energy Partners LP (the “Partnership”) provided certain preliminary results of operations for the quarterly period ended December 31, 2020 in the preliminary offering memorandum. Those preliminary results are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporated language in such filing.

Item 8.01. Other Events.

On January 21, 2021, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein, announcing that it intends to commence a private offering of $2.05 billion in aggregate principal amount of senior secured notes due 2026 (the “Notes Offering”). The Partnership expects to use the net proceeds of the Notes Offering, together with borrowings under a new $500.0 million asset-based revolving credit facility (the “ABL Facility”), to (i) repay all outstanding borrowings under and terminate the Partnership’s existing revolving credit facility, (ii) repay all outstanding borrowings under and terminate the Partnership’s $250.0 million term credit agreement and (iii) pay fees and expenses in connection therewith.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities to be offered have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The securities will be offered only to persons reasonably believed to be qualified institutional buyers under the Securities Act and to persons, other than U.S. persons, outside of the United States pursuant to Regulation S under the Securities Act.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Preliminary results of operations.
99.2	Press Release, dated January 21, 2021.
101	Cover Page formatted as Inline XBRL.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: January 21, 2021		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer